IMPORTANT ANNUAL MEETING INFORMATION

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Vote by Internet

- Go to **www.envisionreports.com/unm**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Notice of Internet Availability of Proxy Materials

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Unum Group to be Held on May 24, 2018

In accordance with Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Unum Group 2018 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/unm

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.
Please have this notice available when you access the website to vote.

Step 1: Go to **www.envisionreports.com/unm** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents free of charge, you must request one. Please make your request for a copy as instructed on the reverse side on or before May 10, 2018 to facilitate timely delivery.

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Notice of Internet Availability of Proxy Materials

The Annual Meeting of Shareholders of Unum Group will be held on May 24, 2018 at the corporate offices of Unum Group at 1 Fountain Square, Chattanooga, Tennessee, 37402 at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the annual meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed.

1. Election of Directors:

01 - Theodore H. Bunting, Jr.	02 - E. Michael Caulfield	03 - Susan D. DeVore	04 - Joseph J. Echevarria
05 - Cynthia L. Egan	06 - Kevin T. Kabat	07 - Timothy F. Keaney	08 - Gloria C. Larson
09 - Richard P. McKenney	10 - Ronald P. O'Hanley	11 - Francis J. Shammo	

The Board of Directors recommends that you vote FOR Proposals 2, 3, and 4.

2. To approve, on an advisory basis, the compensation of the company's named executive officers.
3. To ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2018; and
4. To approve an Amended and Restated Certificate of Incorporation, including the elimination of supermajority voting requirements.

THIS IS NOT A PROXY CARD – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the annual meeting, please bring valid government-issued photo identification and this notice (which will serve as an admission ticket) with you.
For your safety, we reserve the right to inspect all personal items prior to admission to the annual meeting.

Your compliance is appreciated.

Directions to the Unum Group 2018 Annual Meeting of Shareholders are available on Unum Group's website at www.unum.com/directions.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/unm**. Click **Cast Your Vote or Request Materials**. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Unum Group" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2018.